Exhibit 99.1
DATE: February 17, 2009
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS CONFIRMS FOURTH QUARTER REVENUE AND FINISHES 2008 WITH STRONG OPERATING PERFORMANCE AND CASH FLOW GENERATION
•	2008 revenue surpasses $500 million milestone

•	Powerful cash management allows for $120 million pay down of debt in 2008

•	Strong fourth quarter operating results
MINNEAPOLIS, February 17, 2009 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) confirmed revenue of $134.0 million for the fourth quarter of 2008, a 3.0 percent increase over revenue of $130.0 million in the comparable quarter of 2007. Highlighting the quarter were very strong performances from the male continence, female continence and prolapse product lines, partially offset by declines in the capital product lines. The strengthening of the U.S. dollar negatively affected revenue for the quarter by $3.8 million compared to the fourth quarter of 2007. Adjusting for the negative impact of the stronger U.S. dollar, fourth quarter revenue grew 5.9 percent over the same period last year.
Full year 2008 revenue of $501.6 million grew 8.1 percent over 2007 revenue of $463.9 million. Tony Bihl, Chief Executive Officer, noted, “It is exciting to cross the half billion dollar mark, and to do so with a broad portfolio of well-positioned product lines. We now have four product lines at or exceeding $100.0 million in annual sales. We experienced continued strong performance in our implantable product lines, growing 9.4 percent (12.4 percent excluding unfavorable currency fluctuations) in the fourth quarter, and we are confident that the initiatives we are currently implementing will turn around our laser therapy business.”
The Company reported net income for the fourth quarter of 2008 of $14.6 million, or $0.20 per share, compared to a net loss in the same period last year of $5.0 million, or $0.07 per share. Both quarters include significant unusual non-recurring charges that affect comparison between years. Included in fourth quarter 2008 net income is a $17.1 million charge for accelerated amortization of certain intangible assets related to our Thermatrx and Greenlight PV product lines and a $10.1 million gain related to early extinguishment of debt purchased at a discount to face value. The 2007 fourth quarter net loss includes an in-process research and development (IPRD) charge of $7.5 million related to a milestone payment to BioControl Medical, Ltd., and $14.3 million in litigation related charges. Excluding these items in both quarters results in a 46 percent increase in adjusted net income of $19.1 million, or $0.26 per share for the fourth quarter 2008, compared to adjusted net income of $13.1 million, or $0.18 per share for the fourth quarter 2007.
Mr. Bihl stated, “We set out in 2008 to leverage our infrastructure through continued integration and efficiencies. We have been very successful in achieving that goal and managing our balance sheet. Accordingly, we drove cash from operations of $115.8 million in 2008 and we were able to retire a meaningful portion of our debt. In fact, in the fourth quarter alone, we retired $40.7 million of debt, consisting of $6.2 million from the senior secured credit facility and $34.5 million of the convertible notes.”

American Medical Systems
February 17, 2009

A reconciliation of reported net income (loss) from continuing operations to non-GAAP adjusted net income from continuing operations is presented below.
(Unaudited)
(Adjustments are presented on a pre-tax basis)
(In millions, except per share data)

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Net income (loss) from continuing operations, as reported	$14.6	$(5.0)	$42.6	$13.6

Adjustment to net income (loss) from continuing operations:
In-process research and development (a)	—	7.5	7.5	7.5
Accelerated amortization on intangible assets (b)	17.1	—	17.1	—
Litigation settlement (c)	—	14.3	—	14.3
Gain on extinguishment of debt (d)	(10.1)	—	(10.1)	—
Tax effect of adjustments to net (loss) income from continuing operations (e)	(2.5)	(3.7)	(5.5)	(3.7)

Net income from continuing operations, as adjusted	$19.1	$13.1	$51.6	$31.7

Net income from continuing operations, as adjusted per share
Basic	$0.26	$0.18	$0.71	$0.44
Diluted	$0.26	$0.18	$0.70	$0.43

Weighted average common shares used in calculation:
Basic	73,338	72,242	72,942	72,061
Diluted	73,963	73,468	73,899	73,593

(a)	Relates to a milestone payment made in the third quarter of 2008 and in the fourth quarter of 2007 on the 2006 acquisition of BioControl Medical, Ltd.

(b)	Relates to the acceleration of amortization on certain intangible assets related to benign prostatic hyperplasia (BPH) therapies.

(c)	Consists of costs related to the final resolution of an earn out payment on a prior acquisition and the settlement of an intellectual property dispute.

(d)	Relates to the gain on retiring approximately $35 million of convertible senior subordinated notes.

(e)	Includes the tax effect of each of the above items in each of the periods.

American Medical Systems
February 17, 2009

Outlook
The Company estimates 2009 revenue will be in the range of $495 million to $515 million and first quarter 2009 revenue will be in the range of $117 million to $124 million.
In May 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which is effective for the Company’s fiscal year 2009 (and will be applied retrospectively to prior periods).  This FSP will change the balance sheet classification of a component of the Company’s Convertible Notes between equity and debt, and will result in additional non-cash interest charges being reflected in the statement of operations.   The Company estimates that the adoption of this FSP, which will occur in the first quarter 2009, will reduce net income for fiscal year 2009 by approximately $0.12 per share.
Given the significant impact of the amortization of financing costs resulting from the implementation of FSP No. APB 14-1, combined with the amortization of intangibles, the Company now has two significant non-cash charges in GAAP earnings that create inconsistencies in comparisons to many other companies. Accordingly the company will guide to non-GAAP adjusted earnings per share, which the Company defines as GAAP earnings per share excluding the impact of amortization of intangibles and amortization of financing costs. The Company estimates 2009 non-GAAP adjusted earnings per share will be in the range of $0.86 to $0.99. This guidance excludes the impact of amortization of intangibles which is approximately $0.11 and amortization of financing costs which is approximately $0.15. The $0.15 adjustment for amortization of financing costs consists of approximately $0.12 related to the new accounting requirement for convertible debt referenced above and approximately $0.03 related to the ongoing run rate on amortization of financing costs recognized under previous accounting requirements. The Company estimates first quarter 2009 non-GAAP adjusted earnings per share will be in the range of $0.15 to $0.19. This guidance excludes the impact of amortization of intangibles which is approximately $0.03 and amortization of financing costs which is approximately $0.03. Guidance for both periods excludes the impact of any unusual non-recurring type charges that could occur in 2009, such as IPRD charges on milestone payments related to prior acquisitions.
Refer to the table attached for a reconciliation of reported net income from continuing operations to non-GAAP adjusted earnings per share for 2008 and 2007.
Use of Non-GAAP Financial Measures   In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides non-GAAP adjusted net income and non-GAAP adjusted earnings per share because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as in-process research and development charges, litigation charges, gain on extinguishment of debt, amortization of intangibles, amortization of financing costs and related income tax adjustments). These adjustments result from facts and circumstances (such as acquisition and business development activities, settlements and other developments relating to litigation and other non-recurring items) that vary in frequency and impact on the Company’s results of operations or represent significant items, which when excluded provide a useful measure to determine the health of the business and earnings by the business before significant non-cash charges. Management uses non-GAAP adjusted net income and non-GAAP adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.

American Medical Systems
February 17, 2009

A reconciliation of net income from continuing operations, the GAAP measure most directly comparable to non-GAAP adjusted earnings per share, is provided on the attached schedule.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call on Tuesday, February 17, 2008 at 5:00 p.m. eastern time to discuss its fourth quarter and full year results for 2008. The Company will provide additional guidance for 2009 on this call. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 320,000 patients in 2008.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations of the disruption in global financial markets; factors impacting the stock market and share price and its impact on the dilution of convertible securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on

American Medical Systems
February 17, 2009

Form 10-K for the year ended December 29, 2007, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2007 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
February 17, 2009

American Medical Systems Holdings, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$134,014	$130,049	$501,641	$463,928
Cost of sales	28,059	27,667	111,097	105,592

Gross profit	105,955	102,382	390,544	358,336

Operating expenses
Marketing and selling	42,062	46,093	175,670	169,495
Research and development	12,321	11,268	46,247	43,315
In-process research and development	—	7,500	7,500	7,500
General and administrative	8,846	11,366	39,281	43,070
Integration costs	—	—	—	1,103
Litigation settlement	—	14,303	—	14,303
Amortization of intangibles	21,484	4,295	34,465	18,264

Total operating expenses	84,713	94,825	303,163	297,050

Operating income	21,242	7,557	87,381	61,286

Other income (expense)
Royalty income	898	364	4,474	5,028
Interest income	192	191	747	1,153
Interest expense	(6,354)	(9,079)	(27,398)	(37,760)
Amortization of financing costs	(602)	(606)	(4,099)	(3,273)
Gain on extinguishment of debt	10,055	—	10,055	—
Other income (expense)	(3,168)	361	(2,195)	3,071

Total other income (expense)	1,021	(8,769)	(18,416)	(31,781)

Income (loss) before income taxes	22,263	(1,212)	68,965	29,505

Provision for income taxes	7,650	3,831	26,413	15,914

Net income (loss) from continuing operations	14,613	(5,043)	42,552	13,591

Loss from discontinued operations, net of tax	—	—	—	(691)

Net income (loss)	$14,613	$(5,043)	$42,552	$12,900

Net income (loss) per share
Basic net income (loss) from continuing operations	$0.20	$(0.07)	$0.58	$0.19
Discontinued operations, net of tax	—	—	—	(0.01)

Basic net income (loss)	$0.20	$(0.07)	$0.58	$0.18

Diluted net income (loss) from continuing operations	$0.20	$(0.07)	$0.58	$0.18
Discontinued operations, net of tax	—	—	—	(0.01)

Diluted net income (loss)	$0.20	$(0.07)	$0.58	$0.18

Weighted average common shares used in calculation
Basic	73,338	72,242	72,942	72,061
Diluted	73,963	72,242	73,899	73,593

American Medical Systems
February 17, 2009

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	January 3, 2009	December 29, 2007
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$42,965	$35,181
Accounts receivable, net	93,078	106,457
Inventories, net	38,500	60,707
Other current assets	19,766	23,040

Total current assets	194,309	225,385

Property, plant and equipment, net	48,280	53,126
Goodwill and intangibles, net	799,761	834,267
Other long-term assets	2,747	3,655

Total assets	$1,045,097	$1,116,433

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,830	$13,364
Accrued liabilities and taxes	55,480	68,723

Total current liabilities	63,310	82,087

Debt and other long term liabilities	596,192	706,156

Total liabilities	659,502	788,243

Stockholders’ equity	385,595	328,190

Total liabilities and stockholders’ equity	$1,045,097	$1,116,433

American Medical Systems
February 17, 2009

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(In thousands)

	Year Ended
	January 3,	December 29,
	2009	2007
	(Unaudited)
Cash flows from operating activities
Net income from continuing operations	$42,552	$13,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including deferred financing costs	49,341	30,150
Non-operating in-process research and development	7,500	7,500
Gain on extinguishment of debt	(10,055)	—
Stock based compensation	8,942	12,398
Other adjustments, including changes in operating assets and liabilities	17,477	(15,888)

Net cash provided by operating activities	115,757	47,751

Cash flows from investing activities
Purchase of property, plant and equipment	(6,101)	(14,173)
Purchase or divestiture of business, net of cash acquired	4,691	21,335
Purchase of investments in technology	(7,500)	(7,500)
Purchase of short term investments, net of redemptions	(30,506)	(617)
Other cash flows from investing activities	(2,737)	(382)

Net cash used in investing activities	(42,153)	(1,337)

Cash flows from financing activities
Payments on long term debt	(108,575)	(50,069)
Other cash flows from financing activities	10,372	11,045

Net cash used in financing activities	(98,203)	(39,024)

Cash used in discontinued operations	—	(691)

Effect of currency exchange rates on cash	2,197	(1,706)

Net (decrease) increase in cash and cash equivalents	(22,402)	4,993

Cash and cash equivalents at beginning of period	34,044	29,051

Cash and cash equivalents at end of period	$11,642	$34,044

American Medical Systems
February 17, 2009

American Medical Systems Holdings, Inc.
Selected Sales Information
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Sales
Men’s health	$58,667	$54,652	$219,211	$188,519
BPH therapies	30,187	33,510	116,346	125,497
Women’s health	45,160	41,887	166,084	149,912

Total	$134,014	$130,049	$501,641	$463,928

Geography
United States	$96,978	$91,190	$355,678	$334,258
International	37,036	38,859	145,963	129,670

Total	$134,014	$130,049	$501,641	$463,928

Percent of total sales
Men’s health	44%	42%	44%	41%
BPH therapies	22%	26%	23%	27%
Women’s health	34%	32%	33%	32%

Total	100%	100%	100%	100%

Geography
United States	72%	70%	71%	72%
International	28%	30%	29%	28%

Total	100%	100%	100%	100%

American Medical Systems
February 17, 2009

American Medical Systems Holdings, Inc.
Pro Forma Restatement of Reported Net Income from Continuing Operations to reflect Change in Accounting on Convertible
Notes per FSP No. APB 14-1 and Reconciliation to Non-GAAP Adjusted Net Income and Adjusted Earnings per Share
For Fiscal Years 2008 and 2007
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In millions, except per share data)

	Year Ended
	January 3,	December 29,
	2009	2007
Net income from continuing operations, as reported	$42.6	$13.6

Adjustments to reflect impact of adopting FASB Staff Position (FSP) No. APB 14-1
Incremental amortization of financing charges (a)	(14.4)	(12.8)
Change in reported gain on extinguishment of debt (b)	(4.4)	—
Tax effect of incremental amortization of financing charges and change in reported gain on extinguishment of debt (c)	7.0	4.0

Total tax effected adjustments to net income from continuing operations	(11.8)	(8.8)

Net income from continuing operations, as restated	$30.8	$4.8

Adjustment to net income from continuing operations as restated, to arrive at Non-GAAP adjusted net income
In-process research and development (d)	7.5	7.5
Accelerated amortization on intangible assets (e)	17.1	—
Gain on extinguishment of debt (f)	(5.6)	—
Litigation settlement (g)	—	14.3
Amortization of intangibles (h)	17.4	18.3
Amortization of financing costs (i)	18.5	16.1
Tax effect of adjustments to net (loss) income from continuing operations (j)	(21.0)	(16.0)

Total tax effected adjustments to net income from continuing operations, as restated	33.9	40.2

Non-GAAP adjusted net income	$64.7	$45.0

Net income from continuing operations, as reported, per share, before restatement for impact of adopting FASB Staff Position (FSP) No. APB 14-1
Basic	$0.58	$0.19
Diluted	$0.58	$0.18

Net income from continuing operations, as reported, per share, after restatement for impact of adopting FASB Staff Position (FSP) No. APB 14-1
Basic	$0.42	$0.07
Diluted	$0.42	$0.06

Non-GAAP adjusted earnings per share
Basic	$0.89	$0.62
Diluted	$0.87	$0.61

Weighted average common shares used in calculation:
Basic	72,942	72,061
Diluted	73,899	73,593

(a)	Includes the incremental amortization of financing costs, to reflect the change of the balance sheet classification of a component of our convertible notes between equity and debt.

(b)	Reflects the restatement of the gain on extinguishment of debt, to reflect the change in balance sheet classification of a component of our convertible notes between equity and debt.

(c)	Includes the net impact to taxes for the adoption of FSP 14-1.

(d)	Relates to milestone payments made in the third quarter of 2008 and in the fourth quarter of 2007 on the 2006 acquisition of BioControl Medical, Ltd.

(e)	Relates to the acceleration of amortization on certain intangible assets related to benign prostatic hyperplasia (BPH) therapies.

(f)	Relates to the gain on retiring approximately $35 million of convertible senior subordinated notes

(g)	Consists of costs related to the final resolution of an earn out payment on a prior acquisition and the settlement of an intellectual property dispute.

(h)	Consists of amortization of intangible assets, primarily developed and core technology.

(i)	Consists of amortization of financing costs on long-term debt, including the impact of adopting FSP 14-1.

(j)	Includes the tax effect of each of the above adjustments to net income from continuing operations, as restated to reflect the impact of adopting FSP 14-1.